UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

6327-4 Argyle Forest Blvd. Jacksonville, FL (Address of principal executive offices)	32244 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On December 5, 2017, ARC Group, Inc. (“ARC Group”) learned that the Jacksonville Jaguars Sponsorship Agreement (the “Sponsorship Agreement”), dated November 27, 2017, by and between ARC Group and Jacksonville Jaguars, LLC, a Delaware limited liability company (the “Jaguars”), had been fully executed by the Jaguars.

Under the terms of the Sponsorship Agreement, during each preseason and regular season football game played by the National Football League’s Jacksonville Jaguars and at certain other events held at the football-based stadium in Jacksonville, Florida currently named “Everbank Field”: (i) ARC Group has the right to display its branding on one fixed concession stand in the Bud Light Party Zone at Everbank Field and a second concession stand located on the concourse at Everbank Field, (ii) ARC Group has the right to have its food products sold or otherwise distributed from the stands and/or certain general concession areas at Everbank Field, and (iii) ARC Group has the right to receive a variety of stadium signage at Everbank Field, radio broadcasting on the Jacksonville Jaguars’ radio programming, and digital advertising on the Jacksonville Jaguars’ website and certain of its social media sites.

The term of the Sponsorship Agreement commences on April 1, 2018 and expires on the later of: (i) the conclusion of the 2022/23 NFL season, and (ii) February 28, 2023. ARC Group is required to pay the Jacksonville Jaguars annual fees in the amount of $200,000 during the first year of the agreement increasing to $216,490 during the last year of the agreement. In addition, ARC Group is required to provide the Jacksonville Jaguars with food, beverages and serving products equal in value to $35,000 during the first year of the agreement increasing to $37,890 during the last year of the agreement. In the event the Jacksonville Jaguars play in any post-season playoff games, ARC Group will pay the Jacksonville Jaguars an additional amount per playoff game equal to a pro-rated portion of the annual fee applicable during the then-current year of the agreement.

The foregoing description of the Sponsorship Agreement does not purport to be complete and is qualified in its entirety by reference to the Sponsorship Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Jacksonville Jaguars Sponsorship Agreement, dated November 27, 2017, by and between ARC Group, Inc. and Jacksonville Jaguars, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: December 11, 2017	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Jacksonville Jaguars Sponsorship Agreement, dated November 27, 2017, by and between ARC Group, Inc. and Jacksonville Jaguars, LLC